UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14C INFORMATION

Information Statement Pursuant to Section 14(c)

of the Securities Exchange Act of 1934

Check the appropriate box:

☐	Preliminary Information Statement

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☒	Definitive Information Statement

STAKTEK HOLDINGS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Information Statement, if other than the Registrant)

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July 26, 2005

To our stockholders:

You are cordially invited to attend the Special Meeting of Stockholders of Staktek Holdings, Inc. to be held on Monday, August 8, 2005, at 2:00 p.m. (Central time) at our corporate headquarters located at 8900 Shoal Creek Boulevard, Suite 125, Austin, Texas 78757.

The agenda for the special meeting is described in the attached Notice of Special Meeting of Stockholders and the attached Information Statement. We urge you to carefully review the attached materials.

We encourage you to attend the special meeting and to vote your shares. We are not asking you for a proxy, and you are requested not to send us a proxy.

Please feel free to call us at (512) 454-9531 should you have any questions on the enclosed materials. We thank you for your continued support of and interest in Staktek Holdings, Inc.

Sincerely,

/S/ JIM CADY

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS

TO BE HELD ON AUGUST 8, 2005

Staktek Holdings, Inc. (“Staktek” or the “Company”) will hold a Special Meeting of Stockholders as follows:

Monday, August 8, 2005

2:00 P.M.

Staktek Corporate Offices

8900 Shoal Creek Boulevard, Suite 125

Austin, Texas 78757

At the meeting, stockholders will vote to:

i.	Approve an amendment (the “Plan Amendment”) to our 2003 Stock Option Plan (the “Plan”) to increase the number of shares of our common stock issuable under the Plan from 9,030,000 shares to 11,030,000 shares. We are increasing the number of shares primarily so that we can hire key additional personnel as a result of a corporate reorganization focused on accelerating our growth;

ii.	Approve an amendment to our certificate of incorporation to reduce the number of authorized shares of common stock from 200 million to 100 million; and

iii.	Approve amendments to our certificate of incorporation and bylaws to permit stockholders to take action by written consent in lieu of a stockholder meeting until such time as the Company is no longer a “Controlled Company” within the meaning of Nasdaq Marketplace Rule 4350(c)(5).

You can vote by attending the meeting. For specific voting information, please see “Questions and Answers About the Materials, the Special Meeting, and Voting Procedures.”

The Board of Directors (the “Board”) invites you to attend the special meeting and asks you to vote in favor of each of the proposals. We Are Not Asking You For A Proxy, And You Are Requested Not To Send Us A Proxy. This Information Statement provides you with detailed information about each proposal. We encourage you to read this Information Statement carefully.

Who Can Vote; Votes Per Share

Stockholders of record at the close of business on July 14, 2005 (the “Record Date”), are entitled to vote at the special meeting and at any adjournment thereof. For ten days prior to the meeting, a complete list of stockholders entitled to vote will be available for examination by any stockholder, for any purpose relating to the meeting, during ordinary business hours at our office located at 8900 Shoal Creek Blvd, Suite 125, Austin, Texas 78757.

As of the Record Date, the Company’s authorized capital stock consisted of 200,000,000 shares of common stock, of which 49,444,724 shares were outstanding. Each share of common stock entitles its holder to one vote on each matter submitted to the stockholders.

The Company has asked brokers and other custodians, nominees and fiduciaries to forward this Information Statement to the beneficial owners of the common stock held of record by such persons and will reimburse such persons for out-of-pocket expenses incurred in forwarding such material.

QUESTIONS AND ANSWERS ABOUT THE MATERIALS,

THE SPECIAL MEETING AND VOTING PROCEDURES

Q:	Why am I receiving these materials?

A:	We are providing these materials to you in connection with a special meeting of stockholders to take place on August 8, 2005 at 2:00 p.m. (Central time). As a stockholder, you are invited to attend the meeting and are entitled to and requested to vote on the proposals described in this information statement.

Q:	What information is contained in these materials?

A:	The information included in this information statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid executive officers, and certain other required information.

Q:	What proposals will be voted on at the meeting?

A:	There are three proposals scheduled to be voted on at the meeting:

•	the amendment of our 2003 Stock Option Plan;

•	the amendment of our certificate of incorporation to reduce the par value of our common stock; and

•	amendments to our certificate of incorporation and bylaws to permit stockholder action by written consent in lieu of a stockholder meeting.

Q:	What is Staktek’s voting recommendation?

A:	Our Board recommends that you vote your shares “FOR” each of the proposals.

Q:	What shares owned by me can be voted?

A:	All shares owned by you as of the close of business on July 14, 2005 (the “Record Date”), may be voted by you at the special meeting and at any adjournment thereof. These shares include (i) shares held directly in your name as the stockholder of record, and (ii) shares held for you as the beneficial owner through a stockbroker or bank.

Q:	What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A:	Most Staktek stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

Stockholder of Record

If your shares are registered directly in your name with the Company’s transfer agent, Computershare Investor Services, LLC, you are considered, with respect to those shares, the stockholder of record, and these materials are being sent directly to you by Staktek. As the stockholder of record, you have the right to vote in person at the meeting.

Beneficial Owner

If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these materials are being forwarded to you by your broker or nominee that is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Q:	How can I vote my shares in person at the meeting?

A:	Shares held directly in your name as the stockholder of record may be voted in person at the special meeting and any adjournment thereof. If you choose to do so, please bring proof of identification.

Q:	Can I vote my shares without attending the meeting?

A:	We encourage you to attend the Special Meeting and to vote your shares. You will not be able to vote your shares without attending the meeting. We are not asking you for a proxy, and you are requested not to send us a proxy.

Q:	What is the voting requirement to approve each of the proposals?

A:	Each proposal requires the affirmative vote of a majority of those shares present and entitled to vote. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes, as described in “What is the quorum requirement for the meeting?” below. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Q:	Do I need an admission ticket to attend the meeting?

A:	Two cut-out admission tickets are included on the back of this information statement. Tickets are available for additional joint owners. To request additional tickets, please contact the Staktek Corporate Secretary at our headquarters. If you forget to bring an admission ticket, you will be admitted to the meeting only if you are listed as a stockholder of record as of the close of business on July 14, 2005, and bring proof of identification. If you hold your shares through a stockbroker or other nominee and fail to bring an admission ticket, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of July 14, 2005.

Q:	Where can I find the voting results of the meeting?

A:	We will announce preliminary voting results at the meeting and will publish final results in our quarterly report on Form 10-Q for the second fiscal quarter ending June 30, 2005.

Q:	What happens if additional proposals are presented at the meeting?

A:	Other than the three proposals described in this information statement, we do not expect any matters to be presented for a vote at the special meeting. However, if additional matters are presented for a vote at the special meeting and you are present, you may vote your shares on such matters.

Q:	What classes of shares are entitled to be voted?

A:	Each share of our common stock outstanding as of the Record Date is entitled to one vote on each item being voted upon at the special meeting and any adjournment thereof. On the Record Date, we had 49,444,724 shares of common stock issued and outstanding.

Q:	What is the quorum requirement for the meeting?

A:	The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted and present in person. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary voting power to vote the shares.

Q:	Who will count the votes?

A:	A representative of Staktek will tabulate the votes and act as the inspector of the election.

EXECUTIVE COMPENSATION

The information set forth in the proxy statement delivered to stockholders in connection with our annual meeting of stockholders held on April 21, 2005 under the headings “Board Structure and Compensation – Director Compensation Arrangements” and “Executive Compensation and Other Information” is incorporated herein by reference.

STOCK OWNERSHIP

The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company’s common stock as of June 29, 2005 by (i) each person known to the Company to be a beneficial owner of more than 5% of the Company’s common stock; (ii) each director; (iii) each of the executive officers; and (iv) all executive officers and directors of the Company as a group. Unless otherwise indicated in the footnotes, the beneficial owner has sole voting and investment power with respect to the securities beneficially owned, subject only to community property laws, if applicable.

Beneficial Owner	Number of Shares Owned(1)	Percent(2)
Austin Ventures (3)	36,481,999	73.4%
Joseph C. Aragona (4)	36,481,999	73.4
Edward E. Olkkola (5)	36,481,999	73.4
James W. Cady (6)	1,476,573	3.0
Charles R. Earnhart (7)	645,885	1.3
W. Kirk Patterson (8)	544,589	1.0
William D. Askins (9)	494,834	*
Stephanie A. Lucie (10)	375,520	*
Harvey B. Cash (11)	215,000	*
Morton L. Topfer (12)	215,000	*
A. Travis White (13)	215,000	*
Clark W. Jernigan (14)	34,000	*
Wayne R. Lieberman	—	—
All current executive officers and directors as a group (13 persons) (13)	41,074,739	82.6%

*	Less than 1% of the outstanding common stock

1)

Under the rules of the Securities and Exchange Commission, a person is deemed to be the beneficial owner of shares that can be acquired by such person within 60 days upon the exercise of options. Except as otherwise noted, options granted under the Staktek Holdings, Inc. 2003 Stock Option Plan are immediately exercisable, subject to our right to repurchase unvested shares at their initial purchase price, which repurchase rights lapse over a four-year period in most cases.

2)	Percentage ownership is based on 49,718,703 shares of common stock issued and outstanding on June 29, 2005. Shares of common stock, which are currently exercisable or will become exercisable within 60 days after June 29, 2005, are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

3)	Includes 18,186,278 shares of our common stock held by Austin Ventures VII, L.P. and 18,295,721 shares of our common stock held by Austin Ventures VIII, L.P. The sole general partner of Austin Ventures VII, L.P. is AV Partners VII, L.P. The general partners of AV Partners VII, L.P. are Mr. Aragona, Kenneth P. DeAngelis, Edward E. Olkkola, John D. Thornton and Blaine F. Wesner. The sole general partner of Austin Ventures VIII, L.P. is AV Partners VIII, L.P. The general partners of AV Partners VIII, L.P. are Mr. Aragona, Kenneth P. DeAngelis, Edward E. Olkkola, Christopher A. Pacitti, John D. Thornton and Blaine F. Wesner. Each of Messrs. Aragona, DeAngelis, Olkkola, Pacitti, Thornton and Wesner disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein. The address of both of these funds is 300 West 6th Street, Suite 2300, Austin, Texas 78701.

4)	Includes 18,186,278 shares of our common stock held by Austin Ventures VII, L.P. and 18,295,721 shares of our common stock held by Austin Ventures VIII, L.P. Mr. Aragona is a general partner of each of the sole general partners of Austin Ventures VII, L.P. and Austin Ventures VIII, L.P. and may be deemed to share voting and investment power with respect to all shares held by Austin Ventures VII, L.P. and Austin Ventures VIII, L.P. Mr. Aragona disclaims beneficial ownership of shares held by these funds except to the extent of his pecuniary interest therein.

5)	Includes 18,186,278 shares of our common stock held by Austin Ventures VII, L.P. and 18,295,721 shares of our common stock held by Austin Ventures VIII, L.P. Mr. Olkkola is a general partner of each of the sole general partners of Austin Ventures VII, L.P. and Austin Ventures VIII, L.P. and may be deemed to share voting and investment power with respect to all shares held by Austin Ventures VII, L.P. and Austin Ventures VIII, L.P. Mr. Olkkola disclaims beneficial ownership of shares held by these funds except to the extent of his pecuniary interest therein.

6)	Includes 1,225,500 shares of our common stock subject to a right of repurchase in favor of us that vests over a 30-month period, and 139,750 shares of our common stock issuable upon the exercise of immediately exercisable options that vest over a 30-month period.

7)	Includes 510,517 shares of our common stock subject to a right of repurchase in favor of us that vests over a four-year period.

8)	All such shares of our common stock are issuable upon the exercise of immediately exercisable options subject to a right of repurchase in favor of us that vests over a four-year period.

9)	Includes 376,250 shares of our common stock subject to a right of repurchase in favor of us that vests over a four-year period, and 64,437 shares of our common stock issuable upon the exercise of immediately exercisable options that vest over a four-year period.

10)	Includes 13,035 shares of common stock owned and 362,485 shares issuable upon the exercise of immediately exercisable options subject to a right of repurchase in favor of us that vests over a four-year period.

11)	Includes 215,000 shares of our common stock issuable upon the exercise of immediately exercisable options subject to a right of repurchase in favor of us that vests over a four-year period.

12)	Includes 215,000 shares of our common stock issuable upon the exercise of immediately exercisable options, subject to a right of repurchase in favor of us that vests over a four-year period, that are held by the MLT 2003 Retained Annuity Trust #2, of which Mr. Topfer is the trustee. Mr. Topfer disclaims beneficial ownership of these shares except to the extent of his pecuniary interest therein.

13)	Includes 215,000 shares of our common stock issuable upon the exercise of immediately exercisable options subject to a right of repurchase in favor of us that vests over a four-year period.

14)	Includes 2,250 shares of our common stock that are held by Mr. Jernigan as custodian for his three minor children under the Uniform Gifts to Minors Act. Mr. Jernigan disclaims beneficial ownership of these shares.

15)	Includes 1,138,028 shares of our common stock issuable upon the exercise of immediately exercisable options held by our executive officers, 645,000 shares of our common stock issuable upon the exercise of immediately exercisable options held by our directors, and 812,792 shares of our common stock held by our executive officers that are subject to a right of repurchase in favor of us.

PROPOSAL NO. 1

INCREASE SHARES AVAILABLE FOR ISSUANCE UNDER STOCK OPTION PLAN

In July 2003, our Board adopted our 2003 Stock Option Plan (the “Plan”), which was approved by a majority of the stockholders by written consent on July 7, 2003. Under the Plan, we initially reserved 3,000,000 shares of common stock for the grant of qualified incentive options or non-qualified options. On October 31, 2003, our Board increased the number of shares available for issuance under the Plan to 4,200,000 shares. On January 16, 2004, we effected a 1-for-2.15 stock split that had the effect of proportionately increasing both the number of shares of our common stock available for issuance under the Plan as well as the number of shares of common stock issuable upon the exercise of the then outstanding options. As a result of the stock split, we had 9,030,000 shares reserved for issuance under the Plan. At June 30, 2005, we had options to purchase an aggregate of 4,887,294 shares of common stock outstanding under the Plan at exercise prices ranging from $0.0134 to $13.06 per share.

We are adopting an amendment to the Plan (the “Plan Amendment”) to ratify the increase the number of shares of common stock issuable under the Plan to our employees, directors and advisors from 9,030,000 shares to 11,030,000 shares, which will include the options to purchase the shares of our common stock that are presently outstanding. Other than increasing the number of shares of our common stock available for issuance under the Plan, there are no changes to the terms or conditions of the Plan.

NEW GRANTS UNDER THE PLAN

The Company granted an option to purchase 507,507 shares of common stock of the Company to Wayne R. Lieberman, the Company’s President, under the Plan, as amended, as well as an option to purchase 500,000 shares of common stock, the exercisability of which is subject to the Plan Amendment.

NEW PLAN BENEFITS

2003 Stock Option Plan

Name and Position	Dollar Value ($)(1)	Number of Shares
Wayne R. Lieberman, President	$345,000	500,000

(1)	Based on the market value of the Company’s common stock of $3.39 on July 8, 2005, as reported on the Nasdaq National Market, less the exercise price.

DESCRIPTION OF THE PLAN

The purpose of the Plan is to advance the interests of our Company by providing an incentive to attract, retain and motivate highly qualified and competent persons who are important to us and upon whose efforts and judgment the success of our Company is largely dependent, including our employees and directors. The Plan is administered by our Board. The Board determines, from time to time, those of our employees and directors to whom Plan options will be granted, the terms and provisions of the Plan options, the dates such Plan options will become exercisable, the number of shares subject to each Plan option, the purchase price of these shares and the form of payment of the purchase price. All other questions relating to the administration of the Plan, and the interpretation of the provisions thereof, are to be resolved at the sole discretion of the Board.

Plan options granted under the Plan may either be options qualifying as incentive stock options under Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), or options that do not so qualify. Any incentive option granted under the Plan must provide for an exercise price of not less than 100% of the fair market value of the underlying shares on the date of such grant, but the exercise price of any incentive option granted to an eligible employee owning more than 10% of our common stock must be at least 110% of such fair market value as determined on the date of the grant.

The term of each option and the manner in which it may be exercised is determined by the Board of Directors, provided that no option may be exercisable more than 10 years after the date of its grant and, in the case of an incentive option granted to an eligible employee owning more than 10% of our common stock, no more than five years after the date of the grant.

The per share purchase price of shares subject to options granted under the Plan may be adjusted in the event of certain changes in our capitalization, but any such adjustment will not change the total purchase price payable upon the exercise in full of options granted under the Plan. All options are nonassignable and nontransferable, except by will or by the laws of descent and distribution and, during the lifetime of the optionee, may be exercised only by such optionee. Previously granted options are subject to early termination in the event of the death or disability of the option holder, or in the instance of options granted to employees, the termination of that employee’s employment with our company.

The Board may amend, suspend or terminate the Plan at any time, except that, without the consent of the Company’s stockholders, no amendment shall be made which:

•	increases the total number of shares subject to the Plan (except in either case in the event of adjustments due to changes in our capitalization),

•	changes the class of persons eligible to receive incentive stock options, or

•	requires the approval of the Company’s stockholders under any applicable law, rule or regulation.

No termination or amendment of the Plan shall affect any then-outstanding stock option unless expressly provided by the Board. In any event, no termination or amendment of the Plan may adversely affect any then-outstanding stock option without the consent of the optionee, unless such termination or amendment is required to enable an option designated as an incentive stock option to qualify as an incentive stock option or is necessary to comply with any applicable law, regulation or rule.

Unless the Plan is earlier suspended or terminated by the Board, the Plan terminates 10 years from the date of the Plan’s adoption. Any termination of the Plan does not affect the validity of any options previously granted thereunder.

The potential benefit to be received from a Plan option is dependent on increases in the market price of the common stock. The ultimate dollar value of the Plan options that have been or may be granted under the Plan is not currently ascertainable. On June 30, 2005, the closing price of our common stock as reported on the Nasdaq National Market was $3.00. The above description of the Plan is qualified in its entirety by reference to the full text of the Plan, as well as the terms and conditions of any agreement governing the grant of an award under the Plan.

TAX ASPECTS

The following discussion applies to the Plan and is based on federal income tax laws and regulations in effect. It does not purport to be a complete description of the federal income tax consequences of the Plan, nor does it describe the consequences of applicable state, local or foreign tax laws. Accordingly, any person receiving a grant under the Plan should consult with his or her own tax adviser.

The Plan is not subject to the provisions of the Employee Retirement Income Security Act of 1974 and is not qualified under Section 401(a) of the Code. An employee granted an incentive option does not recognize taxable income either at the date of grant or at the date of its timely exercise. However, the excess of the fair market value of common stock received upon exercise of the incentive option over the Plan option exercise price is an item of tax preference under Section 57(a)(3) of the Code and may be subject to the alternative minimum tax imposed by Section 55 of the Code.

Upon disposition of stock acquired on exercise of an incentive option, long-term capital gain or loss is recognized in an amount equal to the difference between the sales price and the incentive option exercise price, provided that the option holder has not disposed of the stock within two years from the date of grant and within one year from the date of exercise. If the incentive option holder disposes of the acquired stock (including the transfer of acquired stock in payment of the exercise price of an incentive option) without complying with both of these holding period requirements (“Disqualifying Disposition”), the option holder will recognize ordinary income at the time of such Disqualifying Disposition to the extent of the difference between the exercise price and the lesser of the fair market value of the stock on the date the incentive option is exercised (the value six months after the date of exercise may govern in the case of an employee whose sale of stock at a profit could subject him or her to suit under Section 16(b) of the Securities Exchange Act of 1934) or the amount realized on such Disqualifying Disposition. Any remaining gain or loss is treated as a short-term or long-term capital gain or loss, depending on how long the shares are held. In the event of a Disqualifying Disposition, the incentive option tax preference described above may not apply (although, where the Disqualifying Disposition occurs subsequent to the year the incentive option is exercised, it may be necessary for the employee to amend his or her return to eliminate the tax preference item previously reported).

We are not entitled to a tax deduction upon either exercise of an incentive option or disposition of stock acquired pursuant to such an exercise, except to the extent that the option holder recognized ordinary income in a Disqualifying Disposition. If the holder of an incentive option pays the exercise price, in full or in part, with shares of previously acquired common stock, the exchange should not affect the incentive option tax treatment of the exercise. No gain or loss should be recognized on the exchange, and the shares received by the employee, equal in number to the previously acquired shares exchanged therefor, will have the same basis and holding period for long-term capital gain purposes as the previously acquired shares. The employee will not, however, be able to utilize the old holding period for the purpose of satisfying the incentive option statutory holding period requirements. Shares received in excess of the number of previously acquired shares will have a basis of zero and a holding period which commences as of the date the common stock is issued to the employee upon exercise of the incentive option. If an exercise is effected using shares previously acquired through the exercise of an incentive option, the exchange of the previously acquired shares will be considered a disposition of such shares for the purpose of determining whether a Disqualifying Disposition has occurred.

With respect to the holder of non-qualified options, the option holder does not recognize taxable income on the date of the grant of the non-qualified option, but recognizes ordinary income generally at the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock on the date of exercise. However, if the holder of non-qualified options is subject to the restrictions on resale of common stock under Section 16 of the Securities Exchange Act of 1934, such person generally recognizes ordinary income at the end of the six-month period following the date of exercise in the amount of the difference between the option exercise price and the fair market value of the common stock at the end of the six-month period. Nevertheless, such holder may elect within 30 days after the date of exercise to recognize ordinary income as of the date of exercise. The amount of ordinary income recognized by the option holder is deductible by us in the year that income is recognized.

SECURITIES LAW RESTRICTIONS

The sale of the shares must be made in compliance with federal and state securities laws. Our officers, directors and 10% or greater stockholders, as well as certain other persons or parties who may be deemed to be “affiliates” of ours under federal securities laws, should be aware that resales by affiliates can only be made pursuant to an effective registration statement, Rule 144 or other applicable exemption. Our officers, directors and 10% or greater stockholders may also be subject to the “short-swing” profit rule of Section 16(b) of the Securities Exchange Act of 1934.

REQUIRED VOTE; BOARD RECOMMENDATION

Approval of this proposal requires the affirmative vote of a majority of the shares present and entitled to vote on this proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this vote. The Board believes that the proposed Plan Amendment is in the best interests of the Company and its stockholders. Therefore, the Board unanimously recommends that stockholders vote to approve of the Plan Amendment.

PROPOSAL NO. 2

DECREASE IN AUTHORIZED SHARES OF COMMON STOCK

Under Delaware law, we may only issue shares of common stock to the extent such shares have been authorized for issuance under our certificate of incorporation. The certificate of incorporation currently authorizes the issuance of up to 200,000,000 shares of common stock. As of June 29, 2005, 49,718,703 shares of common stock were issued and outstanding, 4,387,294 unissued shares were reserved for issuance under the Plan and 1,000,000 unissued shares were reserved for issuance under our Employee Stock Purchase Plan, leaving 144,894,003 shares of common stock unissued and unreserved. If stockholders approve Proposal No. 1 regarding an increase in the maximum number of shares issuable under the Plan, 142,894,003 shares of common stock will remain unissued and unreserved. The Board has approved, subject to stockholder approval, an amendment to the Company’s certificate of incorporation to decrease the number of shares of common stock authorized for issuance from 200,000,000 to 100,000,000.

PURPOSE AND EFFECT OF THE AMENDMENT

The principal purpose of the proposed amendment to the certificate of incorporation is to reduce the authorized shares of common stock to a number more reasonable given the number of issued and reserved but still maintaining such availability as necessary in the event the Board determines that it is necessary or appropriate to permit future stock dividends, to raise additional capital through the sale of equity securities, to acquire another company or its assets, to establish strategic relationships with corporate partners, to provide equity incentives to employees and officers or for other corporate purposes. If the amendment is approved by the stockholders, the Board does not intend to solicit further stockholder approval prior to the issuance of any additional shares of common stock, except as may be required by applicable law.

If the proposed amendment is approved by the stockholders, the first sentence of Article IV of our certificate of incorporation will be amended to read as follows:

“The total number of shares of capital stock of all classes which the corporation shall have authority to issue is 105,000,000 shares of which (a) 5,000,000 shares shall be preferred stock, par value $.001 per share (“Preferred Stock”), and (b) 100,000,000 shares shall be common stock, par value $.001 per share (“Common Stock”).”

The decrease in authorized Common Stock will not have any immediate effect on the rights of existing stockholders or the authority to issue authorized common stock without requiring future stockholder approval of such issuances, except as may be required by applicable law. To the extent that additional authorized shares are issued in the future, they may decrease the existing stockholders’ percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The holders of common stock have no preemptive rights and the Board has no plans to grant such rights with respect to any such shares. We do not have any current intentions, plans, arrangements, commitments or understandings to issue any shares of its capital stock except in connection with its existing stock option and purchase plans and as stock dividends to holders of outstanding stock.

REQUIRED VOTE; BOARD RECOMMENDATION

Approval of this proposal requires the affirmative vote of a majority of the shares present and entitled to vote on this proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this vote. The Board believes that the proposed amendment to the certificate of incorporation is in the best interests of the Company and its stockholders. Therefore, the Board unanimously recommends that stockholders vote to approve of the Plan Amendment.

PROPOSAL NO. 3

PERMIT ACTION BY WRITTEN CONSENT OF STOCKHOLDERS

Under Delaware law, any action required to be taken at an annual or special meeting of stockholders, or any action which may be taken at any annual or special meeting of such stockholders, may be taken without a meeting, without prior notice and without a vote, if a consent or consents in writing, setting forth the action so taken, shall be signed and delivered by the holders of outstanding stock that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted. Delaware law also requires that prompt notice of the taking of corporate action without a meeting by less than unanimous written consent be provided to all stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting.

Article VI of our certificate of incorporation currently provides that no action may be effected by our stockholders by written consent following our initial public offering. Similarly, Article 1.12 of our bylaws provides that any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by our stockholders by written consent.

As of June 29, 2005, funds affiliated with Austin Ventures (collectively, “Austin Ventures”) held 36,481,999 shares, representing 73.4% of our outstanding shares. As a result, Staktek is a “Controlled Company” within the meaning of Nasdaq Marketplace Rule 4350(c)(5). As a result, the Company is unable to establish a quorum in a stockholder meeting or to effect any corporate action by stockholder vote without the presence and approval in person or by proxy of Austin Ventures.

PURPOSE AND EFFECT OF THE AMENDMENT

The principal purpose of the proposed amendment to the certificate of incorporation is to enable the Company’s stockholders to take action by written consent in lieu of a stockholder meeting so long as the Company is a Controlled Company. Allowing corporate actions by written consent would reduce the cost to the Company of soliciting stockholder approval of corporate actions by avoiding the need to convene a stockholder meeting each time stockholder approval is required to effect corporate action. The amendment does not prohibit corporate action to be taken by stockholders at a duly called meeting, and the Company intends to continue its practice of holding annual meetings as required by applicable law.

If the proposed amendment is approved by the stockholders, Article VI of our certificate of incorporation will be amended to read as follows:

“Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation or by consent in writing by such stockholders; provided, however, that no action may be effected by any consent in writing by such stockholders unless the corporation is a “Controlled Company” within the meaning of Nasdaq Marketplace Rule 4350(c)(5).”

If the proposed amendment is approved by the stockholders, the first sentence of Article 1.12 of our bylaws will be amended to read as follows:

“Any action required or permitted to be taken by the stockholders of the corporation must be effected at a duly called annual or special meeting of stockholders of the corporation and may not be effected by any consent in writing by such stockholders unless the corporation is a “Controlled Company” within the meaning of Nasdaq Marketplace Rule 4350(c)(5).”

These amendments to our certificate of incorporation and bylaws will not change the number of votes required to effect corporate action by our stockholders but will only permit such action to be taken by written consent in lieu of a meeting. These amendments allow our stockholders, in particular Austin Ventures, to effect corporate action more expeditiously than is currently required because the stockholders would be able to take action in the absence of a meeting. Delaware law requires that prompt notice of the taking of corporate action without a meeting by less than unanimous written be provided to all stockholders who have not consented in writing and who, if the action had been taken at a meeting, would have been entitled to notice of the meeting.

REQUIRED VOTE; BOARD RECOMMENDATION

Approval of this proposal requires the affirmative vote of a majority of the shares present and entitled to vote on this proposal. Abstentions will have the same effect as votes against the proposal. Broker non-votes will have no effect on the outcome of this vote. The Board believes that the proposed amendments to the certificate of incorporation and bylaws are in the best interests of the Company and its stockholders. Therefore, the Board unanimously recommends that stockholders vote to approve of the amendments.

NO DISSENTER OR APPRAISAL RIGHTS

Under Delaware law, stockholders are not entitled to dissenters’ rights of appraisal with respect to the proposals to be voted on at the special meeting.

HOUSEHOLDING

If you and other residents with the same last name at your mailing address own shares of common stock in street name, your broker or bank may have sent you a notice that your household will receive only one annual report and information statement for each company in which you hold stock through that broker or bank. This practice of sending only one copy of materials is known as “householding.”

If you received a householding communication, your broker will send one copy of the Information Statement to your address, unless contrary instructions were given by any stockholder at that address. If you received more than one copy of these materials and you wish to reduce the number of reports you receive in the future and save us the cost of printing and mailing these reports, your broker will discontinue the mailing of reports on the accounts you select at your request.

You may revoke your consent to householding at any time by sending your name, the name of your brokerage firm, and your account number to ADP-ICS, 51 Mercedes Way, Edgewood, NY 11717. The revocation of your consent to householding will be effective 30 days following its receipt. In any event, if your household received a single copy of the Information Statement, but you would prefer to receive your own copy, we will send a copy to you if you address your written request to Staktek, Corporate Secretary, 8900 Shoal Creek Blvd., Suite 125, Austin, Texas 78757, or contact Shelton Investor Relations at (972) 385-0286 and www.investors@staktek.com.

WHERE YOU CAN OBTAIN ADDITIONAL INFORMATION

The Company’s Annual Report on Form 10-K was filed with the Securities and Exchange Commission on March 9, 2005. The Company’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2005 was filed with the Securities and Exchange Commission on May 11, 2005. The Company will furnish a copy of these reports, including any exhibit filed thereto, upon your written request to Staktek, Corporate Secretary, 8900 Shoal Creek Blvd., Suite 125, Austin, TX 78757.

COMMUNICATING WITH US

We have from time to time received calls from stockholders inquiring about the available means of communications with us. We thought that it would be helpful to describe these arrangements that are available for your use.

If you would like to receive information about Staktek, you may use one of these convenient methods:

1.	To have information such as our latest Annual Report on Form 10-K or Form 10-Q mailed to you, please call Shelton Investor Relations at (972) 385-0286.

2.	To view our web site on the Internet, our address is www.staktek.com. Our web site gives you access to product, marketing and financial data, job listings, and an on-line version of this information statement, our Annual Report on Form 10-K and other filings with the Securities and Exchange Commission. Internet access to this information has the advantage of providing you with up-to-date information about us throughout the year. You may also sign up to receive e-mail alerts on the Investor Relations section of our web site.

If you would like to write to us or communicate with our Board of Directors or any of our individual directors, please send your correspondence to the following address:

Staktek Holdings, Inc.

Attention: Corporate Secretary

8900 Shoal Creek Blvd., Suite 125

Austin, TX 78757

Our Corporate Governance Guidelines provide that the Corporate Secretary will distribute to the Board all communications from stockholders unless there are safety or security concerns that mitigate against transmission of the communication, as determined by the Corporate Secretary. The Corporate Secretary is required to advise the directors of any communication withheld for safety or security reasons as soon as practicable.

STOCK TRANSFER AGENT

If you would like to inquire about stock transfer requirements, lost certificates and change of stockholder address, please call our transfer agent, Computershare Inventor Services LLC, at (312) 360-5127. You may also visit its web site at www.computershare.com for step-by-step transfer instructions.

STAKTEK HOLDINGS, INC.

By:	/S/ STEPHANIE LUCIE
Stephanie Lucie, Vice President, General Counsel and Corporate Secretary